For Immediate Release	August 13, 2008
Crown Crafts, Inc. Reports Results for First Quarter of Fiscal Year 2009; Reaffirms Revenue
and Earnings Guidance for Fiscal Year 2009
Gonzales, Louisiana – Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today reported net income for the first quarter of fiscal year 2009 and reaffirmed revenue and earnings guidance for fiscal year 2009.
Historical Results
Net income for the first quarter of fiscal year 2009 was $619,000, or $0.06 per diluted share, on net sales of $19.8 million compared to net income for the first quarter of fiscal year 2008 of $985,000, or $0.10 per diluted share, on net sales of $15.4 million.
“We are very pleased with the increase in sales of 28.6%,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “Profitability decreased year-over-year primarily as a result of an unfavorable change in the over-absorption of overhead of $475,000, which should reverse itself over the remaining quarters of the fiscal year. Additionally, the Company incurred approximately $425,000 of acquisition-related amortization expense in the current year associated with the Springs Global acquisition in the third quarter of fiscal year 2008. The Company’s EBITDA (earnings before interest and taxes plus depreciation and amortization) without giving effect to the change in overhead absorption was $1.8 million in both the current and prior year.” Mr. Chestnut continued.
FY 2009 Guidance
The Company also reaffirmed its 2009 revenue, EBITDA and EPS guidance. The Company expects net revenues for fiscal year 2009, which ends March 29, 2009, to be in the range of $90.0 million to $93.0 million. In addition, the Company expects EBITDA for fiscal year 2009 to be in the range of $10.2 million, or 11.3% of net sales, to $10.8 million, or 11.6% of net sales, and diluted earnings per share to be in the range of $0.41 to $0.46.
Conference Call
The Company will host a teleconference today at 10:00 a.m. Central Daylight Time to discuss the Company’s results and answer appropriate questions. Interested individuals may join the teleconference by dialing (800) 398-9386. Please refer to confirmation number 956101. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available from 11:30 a.m. Central Daylight Time on August 13, 2008 through 11:59 p.m. Central Daylight Time on August 20, 2008. To access the replay, dial (800) 475-6701 in the United States or (320) 365-3844 from international locations. The access code for the replay is 956101.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and accessories. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations Department
(225) 647-9146
or
Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except per share data

	Three Months Ended
	June 29, 2008	July 1, 2007
Net sales	19,755	15,360
Gross profit	4,238	4,306
Gross margin	21.5%	28.0%
Income from operations	1,332	1,902
Income before income taxes	1,017	1,755
Income tax expense	392	676
Income from continuing operations after income taxes	625	1,079
Loss from discontinued operations – net of income taxes	(6)	(94)
Net income	619	985
Basic income per share	$0.07	$0.10
Diluted income per share	$0.06	$0.10

Weighted Average Shares Outstanding:

Basic	9,415	10,004
Diluted	9,677	10,297
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	June 29, 2008	March 30, 2008
Cash and cash equivalents	10,074	7,930
Accounts receivable, net of allowances	15,751	18,278
Inventories	17,846	13,777
Total current assets	46,227	42,597
Goodwill	22,884	22,884
Intangible assets, net	6,847	7,276
Total assets	76,714	73,477

Current maturities of long-term debt	2,500	2,504
Total current liabilities	14,370	11,031
Long-term debt	22,010	22,311
Total non-current liabilities	22,249	22,713

Shareholders’ equity	40,095	39,733
Total liabilities and shareholders’ equity	76,714	73,477

Crown Crafts, Inc. and Subsidiaries
Non-GAAP Reconciliations
Fiscal Year 2009 and 2008 First Quarter EBITDA
(In thousands)
Unaudited

	Three-months	Three-months
	Ended	Ended
	June 29, 2008	July 1, 2007
Net income	$619	$985
Interest expense	327	112
Interest income	(54)	—
Taxes on continuing operations	392	676
Taxes on discontinued operations	(3)	(48)
Depreciation	88	83
Amortization	434	18

EBITDA	1,803	1,826

Net Sales
Net sales from continuing operations	19,755	15,360
Net sales from discontinued operations	—	52

Net sales	19,755	15,412

EBITDA as a percentage of net sales	9.1%	11.8%

Stock-based Compensation included in EBITDA	165	126

Burden deferral expense (income) included in EBITDA	48	(427)

Projected Fiscal Year 2009 EBITDA
(In thousands)
(Unaudited)

	Low End	High End
	of Range	of Range
Net income	$4,100	$4,600
Interest	1,400	1,200
Taxes	2,700	3,000
Depreciation	300	300
Amortization	1,700	1,700

EBITDA	$10,200	$10,800

The Company uses EBITDA to monitor the Company’s operating and cash flow performance and to evaluate the performance of its businesses. The Company believes that the presentation of EBITDA provides useful information to investors and is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles

(GAAP), and the items excluded from EBITDA are significant components in understanding and assessing the Company’s financial performance. EBITDA is provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as net income, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. In addition, because EBITDA is not a measure determined in accordance with GAAP and can be calculated in varying ways, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.